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                                                                    Exhibit 3.14

                                     BY-LAWS

                                       OF

                               ECKERD FLEET, INC.


                         I - LOCATION AND CORPORATE SEAL

          1. The location of the principal office of the corporation shall be 2120 U.S. Highway 19 South, Clearwater, Florida.

          2. The corporation may, in addition to said principal office, establish and maintain an office or offices at such places in any states and in any parts of the world as shall, from time to time, be designated by the directors.

          3.   The corporate seal of the corporation shall have inscribed
thereon the name of the corporation, "Eckerd Fleet, Inc.        ," the year of
its creation, "1979," and the words "Corporate Seal Florida."

                                 II - DIRECTORS

          1. The business of the corporation shall be managed by a board of three directors. Any two, directors shall constitute a quorum for the transaction of any and all business of the board of directors.

          2. The directors shall hold office for one year and until others are elected and qualified in their stead.

          3. The number of directors may at any time be increased or decreased, subject to the laws of the State of Florida and the charter, by the board of directors. In case of any increase, the board of directors shall have the power to elect such additional directors to hold office until the next meeting of the stockholders and until their successors are elected or chosen and qualified. Any decrease in the number of directors shall not become effective until the time for the next election of directors.

          4. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or otherwise, the remaining directors may elect a successor who shall hold office for the unexpired term, and until his successor is elected or chosen and qualified.

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          5.   Meetings of the board of directors may be held at the principal office of the corporation or at any such other places in any states and in any parts of the world as shall, from time to time, be designated by the directors. In the absence of a designation by the directors, the principal office of the corporation shall be the place of meeting of the directors. Meetings of the board of directors may be called at any time by the president of the corporation or by any two directors. Three days' notice of all meetings of the board of directors shall, unless waived, be given to each director.

          6. The first meeting of directors of the corporation shall be held at such time as any two directors may designate. Thereafter, regular board meetings shall be held at such times as the directors may designate. At the first meeting of every newly elected board of directors, they shall appoint the necessary officers of the corporation.

          7. In addition to the powers and authorities by these bylaws expressly conferred upon them, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, but subject, nevertheless, to the State laws, to the charter, and to the express provisions of these by laws.

          8. In addition to and not in limitation of the powers conferred by the last preceding paragraph, by the State laws, by the charter, and by the other provisions of these bylaws, the board of directors shall have the following powers:

               (a) To purchase or otherwise acquire for the corporation, and to sell or otherwise dispose of, any property, rights or privileges which the corporation is authorized to acquire or dispose of, at such prices and on such terms and conditions, and for such consideration as to them seem proper;

               (b) To pay for any property, rights or privileges acquired by the corporation, and to dispose of the same, either wholly or partially, in or for money, other property, or stock, bonds, debentures or other securities of the corporation;

               (c) To appoint and remove or suspend such officers, managers or other agents, permanently or temporarily, when and as to them may from time to time seem proper; to fix from time to time the authority of the

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          officers, managers and other agents; to fix from time to time their salaries or emoluments and to grant to them such options for the stock, bonds, or other securities of the corporation as to them seem proper; and to require from time to time security for the performance of their duties;

               (d) To appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation, or in which it is interested, and to perform all such duties and any other things as may be requisite in relation to any such trust;

               (e) To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees, to the extent provided by such resolution, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which may require it; and,

               (f) To direct, by resolution passed by a majority of the whole board, the payment of a fixed sum plus expenses to directors for attendance at any or all meetings of the board of directors or of committees of the board of directors.

                               III - STOCKHOLDERS

          1. All meetings of the stockholders shall be held at the office of the corporation at 2120 U.S. Highway 19 South, Clearwater, Florida, or at such other places in any states or in any parts of the world as shall be fixed, from time to time, by the board of directors. The place at which such meetings shall be held shall be stated in the notice of the meeting. A change in the place of meeting shall not be made within sixty days next before the day on which an election of directors is to be held, and a notice of any such change shall be given to each stockholder twenty days before the election is to be held.

          2. An annual meeting of the stockholders of the corporation for the election of directors to succeed those

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whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held on the 1st day of December, in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday at 10:30 o'clock in the forenoon. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these bylaws.

          3. Special meetings of the stockholders, for any purpose or purposes, prescribed in the notice of the meeting, unless otherwise prescribed by State laws, may be called by the president or by any two directors of the corporation.

          4. Notice of the time and place of all meetings of stockholders shall be given, subject to the provisions of paragraph 1 of this article, at least five days and not more than fifty days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.

          5. A quorum at any meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding stock of the corporation entitled to vote at such meeting, except as otherwise specially provided by the State laws or the charter. If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned by those present. If a notice of such adjourned meeting is sent to all stockholders entitled to vote thereat, containing a statement that under the provisions of this paragraph it is proposed to hold the adjourned meeting with a quorum of those present at such meeting, a statement of the time and place of holding such adjourned meeting, and a statement of the purpose of such meeting, then at such adjourned meeting any number of stockholders entitled to vote thereat, represented in person or by proxy, except as may be otherwise required by the State laws or the charter, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

          6. At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder bearing a date not more than six-months prior to said meeting, unless said instrument provides for a longer period. Subject to the provisions of paragraph 3 of Article V, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

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          7.   A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, and containing the record address of each stockholder and the number of voting shares held by each stockholder, shall be prepared and filed in the office where the meeting is to be held, at least ten days before every meeting, and shall during the usual hours for business and during the whole time of said meeting be open for the examination of any stock holder.

          8. At all meetings of stockholders the voting may be by a voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

          9. Two inspectors of election shall be appointed by the board of directors before or at each meeting of the stockholders of the corporation at which an election of directors shall take place. If no such appointment shall have been made, or if the inspectors appointed by the board of directors refuse to act or fail to attend, then the appointment shall be made by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots, and shall decide all questions touching upon the qualification of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.

                                  IV - OFFICERS

          1. The officers of the corporation shall consist of a president, a secretary and treasurer, and such other subordinate officers as may from time to time be appointed by the board of directors. All officers shall be elected for one year by the directors at their first meeting after incorporation and, thereafter, at the first meeting of the board of directors after the annual meeting of stockholders. All officers not properly removed by the board of directors shall hold office until their successors are elected arid qualified. Any number of offices, other than that of president and secretary, may be held by the same person.

          2. The president shall be the chief executive officer of the corporation. He shall have general supervision of the affairs of the corporation. He shall, when present,

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preside at all meetings of the stockholders and directors. He shall sign or countersign all stock certificates, contracts and other instruments of the corporation as authorized by the board of directors. He shall have general supervision and direction of all the other officers of the corporation. He shall from time to time report to the directors and stockholders on the operations and affairs of the corporation. He shall be ex officio a member of all standing committees. He shall perform all other duties as are incident to his office or are properly required of him by the board of directors.

          3. The vice presidents, in the order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors shall prescribe.

          4. The secretary and treasurer shall issue all authorized notices for all meetings. He shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office or are properly required of him by the president or board of directors.

               The secretary and treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursement of the funds of the corporation as are proper and shall render to the president or board of directors, from time to time as may be required of him, an account of all such transactions and of the financial condition of the corporation. He shall perform such other duties as are incident to his office or are properly required of him by the president or board of directors.

          5. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents whom it may select in the case of absence or inability to act of any officer and of any person herein authorized to act in his place.

          6. Any officer of the corporation may be removed at any time, with or without cause, by the board of directors.

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          7.   Vacancies in any office arising from any cause may be filled at any time by the board of directors.

                                    V - STOCK

          1. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the president and the secretary and treasurer, certifying to the number of shares owned by him. Where, however, such certificate is signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any of these officers may be facsimile.

          2. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer stock. Before a new certificate is issued, the old certificate shall be surrendered for cancellation.

          3. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change of conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversation or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

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          4.   In the case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction.

          5. The board of directors shall have power to make all such rules and regulations as to it seems proper concerning the issue, transfer, conversion and registration of certificates of the shares of stock of the corporation, not prohibited by State laws, the charter, or the express provisions of these bylaws.

                           VI - DIVIDENDS AND FINANCE

          1. Dividends may be declared from time to time by the board of directors as authorized by the State laws and the charter.

          2. The board of directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purposes and may at any time alter or abolish any such reserve.

          3. The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the board of directors shall designate.

          4. Monies may be withdrawn from any banks or trust companies by check signed by the secretary and treasurer and countersigned by the president, or signed singly by such officer as the board of directors may designate.

          5. The fiscal year of the corporation shall begin on the Sunday closest to August 1 and shall terminate on the Saturday closest to August 1.

                             VII - BOOKS AND RECORDS

          1. The books and records of the corporation may, to the extent not prohibited by the State laws, be maintained at such places in any states and in any parts of the world as shall from time to time be designated by the board of directors.

          2. The board of directors may determine whether and to what extent, and at what times and places, and under what conditions and regulations the books and accounts of the corporation, or any of them other than the stock ledger, shall be open to the inspection of stockholders.

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                                 VIII - NOTICES

          1. Whenever the State laws, the charter or these bylaws require notice to be given to any director, officer, agent or stockholder, that shall not be construed to mean personal notice. Such notice may in every instance be effectively given by dispatching a prepaid telegram to such director, officer, agent or stockholder at his or her address as the same appears on the books of the corporation or by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper addressed to such director, officer, agent or stockholder at his or her address as the same appears on the books of the corporation. The time when such notice shall be dispatched shall be determined to be the time of the giving of the notice.

          2. A waiver of any notice in writing, signed by a director, officer, agent or stockholder, whether before or after the time stated in said waiver for holding a meeting or receiving other notice, shall be deemed equivalent to the notice required to be given to such director, officer, agent or stockholder.

                                 IX - AMENDMENTS

          1. These bylaws may be amended or repealed by the board of directors at any meeting or by the stockholders at any meeting.

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